Exhibit 3.1

THE COMPANIES LAW (2016 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

CLOUDMINDS INC.

(ADOPTED BY SPECIAL RESOLUTION DATED AUGUST 23, 2017)

THE COMPANIES LAW (2016 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

CLOUDMINDS INC.

(ADOPTED BY SPECIAL RESOLUTION DATED AUGUST 23, 2017)

1                                         The name of the Company is Cloudminds Inc.

2                                         The Registered Office of the Company shall be at the offices of International Corporation Services Ltd., PO Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town , Grand Cayman, KY1-1106, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3                                         The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4                                         The liability of each Member is limited to the amount unpaid on such Member’s shares.

5                                         The share capital of the Company is US$50,000 divided into (i) 330,658,351 Ordinary Shares of a nominal or par value of US$0.0001 each and (ii) 169,341,649 Preference Shares of a nominal or par value of US$0.0001 each, 58,000,000 of which are designated as Series Seed Preference Shares, 9,181,161 of which are designated as Series Seed-1 Preference Shares, 70,690,000 of which are designated as Series A Preference Shares and 31,470,488 of which are designated as Series A+ Preference Shares.

6                                         The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7                                         Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

THE COMPANIES LAW (2016 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

CLOUDMINDS INC.

(ADOPTED BY SPECIAL RESOLUTION DATED AUGUST 23, 2017)

1                                         Interpretation

1.1                               In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Articles”	means these articles of association of the Company.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Company”	means the above named company.

“Conversion Price”	shall have the meaning in Section 4.1(a) of Schedule 1 to these Articles.

“Co-Sale Pro Rata Share”

of a holder of Preference Shares means the ratio that (i) the sum of the number of Ordinary Shares then held by such holder which were issued upon conversion of Preference Shares plus the number of Ordinary Shares issuable upon conversion of Preference Shares then held by such holder bears to (ii) the sum of the total number of Ordinary Shares then held by all holders of Preference Shares which were issued upon conversion of Preference Shares plus the number of Ordinary Shares issuable upon conversion of all outstanding Preference Shares then held by all holders of Preference Shares plus the number of Ordinary Shares then held by the Founder proposing to sell his or her Shares.

“Directors”	means the directors for the time being of the Company.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Electing Holders”	shall have the meaning in Article 10.2.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law.

“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

“First Refusal Pro Rata Share”

of a holder of Preference Shares shall mean the ratio that (i) the sum of the number of Ordinary Shares then held by such holder which were issued upon conversion of Preference Shares plus the number of Ordinary Shares issuable upon conversion of Preference Shares then held by such holder of Preference Shares bears to (ii) the sum of the total number of Ordinary Shares then held by all holders of Preference Shares which were issued upon conversion of Preference Shares plus the number of Ordinary Shares issuable upon conversion of all outstanding Preference Shares then held by all holders of Preference Shares.

“Founder”	The 2000 Huang Family Limited Partnership.

“Functional Currency”

means, with respect to the Shares of any class, such currency as the Directors may from time to time determine as being the currency in which such Shares shall be subscribed and/or valued pursuant to these Articles notwithstanding the currency of the par value thereof.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company.

“Notice”	shall have the meaning in Article 10.1.

“Notice Period”	shall have the meaning in Article 10.3.

“Ordinary Resolution”

means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a written resolution signed by a simple majority of the Members. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Ordinary Share”

means an ordinary share in the capital of the Company of a nominal or par value of US$0.0001 each issued subject to and in accordance with the provisions of these Articles, and having the rights and being subject to the restrictions as provided for under these Articles with respect to such Share. All references to “Ordinary Shares” herein shall be deemed to be Ordinary Shares of any or all classes or series as the context may require.  For the avoidance of doubt, in these Articles the expression “Ordinary Share” shall include a fraction of an Ordinary Share.

“Ordinary Shares Equivalents”	shall have the meaning in Section 4.1(d)(iii) of Schedule 1 to these Articles.

“Original Issue Price”	shall have the meaning in Section 2.2 of Schedule 1 to these Articles.

“Original Series A Issue Price”	shall have the meaning in Section 2.1 of Schedule 1 to these Articles.

“Original Series A+ Issue Price”	shall have the meaning in Section 2.1 of Schedule 1 to these Articles.

“Original Series Seed Issue Price”	shall have the meaning in Section 2.1 of Schedule 1 to these Articles.

“Original Series Seed-1 Issue Price”	shall have the meaning in Section 2.1 of Schedule 1 to these Articles.

“Preference Share”

means a preference share in the capital of the Company of a nominal or par value of US$0.0001 each issued subject to and in accordance with the provisions of these Articles, and having the rights and being subject to the restrictions as provided for under these Articles with respect to such Share. All references to “Preference Shares” herein shall be deemed to be Preference Shares of any or all classes or series as the context may require (including the Series Seed Preference Shares, Series Seed-1 Preference Shares, Series A Preference Shares and Series A+ Preference Shares).  For the avoidance of doubt, in these Articles the expression “Preference Share” shall include a fraction of a Preference Share.

“Purchase Date”	shall have the meaning in Section 4.1(d)(i)(A) of Schedule 1 to these Articles.

“Recapitalizations”	shall have the meaning in Section 1.1 of Schedule 1 to these Articles.

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“ROFR Holder”

means a holder of Preference Shares who, together with his, her or its affiliates, collectively hold at least 10,000,000 Preference Shares and Ordinary Shares issued upon conversion of Preference Shares (as adjusted for any share combination, share split, share dividend, recapitalization or the like).

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Second Notice”	shall have the meaning in Article 10.2.

“Series A Preference Shares”	means the Preference Shares designated as Series A preference shares, and having the rights and being subject to the restrictions as provided for under these Articles with respect to such Share.

“Series A+ Preference Shares”	means the Preference Shares designated as Series A+ preference shares, and having the rights and being subject to the restrictions as provided for under these Articles with respect to such Share.

“Series Seed Preference Shares”	means the Preference Shares designated as series seed preference shares, and having the rights and being subject to the restrictions as provided for under these Articles with respect to such Share.

“Series Seed-1 Preference Shares”	means the Preference Shares designated as series seed-1 preference shares, and having the rights and being subject to the restrictions as provided for under these Articles with respect to such Share.

“Share”	means an Ordinary Share and/or a Preference Share and includes a fraction of an Ordinary Share and/or a Preference Share.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies Law (2016 Revision) of the Cayman Islands.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

1.2                               In the Articles:

(a)                                 words importing the singular number include the plural number and vice versa;

(b)                                 words importing the masculine gender include the feminine gender;

(c)                                  words importing persons include corporations as well as any other legal or natural person;

(d)                                 “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)                                  “shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)                                   references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)                                  any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)                                 the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)                                     headings are inserted for reference only and shall be ignored in construing the Articles;

(j)                                    any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)                                 any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

(l)                                     sections 8 and 19(3) of the Electronic Transactions Law shall not apply;

(m)                             the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect;

(n)                                 the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share; and

(o)                                 Schedule 1 shall form, and be part of, and shall be included in, these Articles.

2                                         Commencement of Business

2.1                               The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2                               The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3                                         Issue of Shares

3.1                               Subject to the provisions, if any, in the Memorandum and to Schedule 1 hereto (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights.

3.2                               The Company shall not issue Shares to bearer.

4                                         Preference Shares

4.1                               The Preference Shares may be issued from time to time in one or more series.  The rights, preferences, privileges and restrictions granted to and imposed on the Series A+ Preference Shares, which series shall consist of 31,470,488 shares, on the Series A Preference Shares, which series shall consist of 70,690,000 shares, on the Series Seed-1 Preference Shares, which series shall consist of 9,181,161 shares, and on the Series Seed Preference Shares, which series shall consist of 58,000,000 shares, are as set forth in Schedule 1 hereto.

5                                         Ordinary Shares

5.1                               Subject to the prior rights of holders of all classes of Share at the time outstanding having prior rights as to Dividends, the holders of the Ordinary Shares shall be entitled to receive, when and as declared by the Directors, out of any assets of the Company legally available therefor, such Dividends as may be declared from time to time by the Directors.

5.2                               Upon the liquidation, dissolution or winding of this Company, the assets of this Company available for distribution shall be distributed as provided in Section 2 of Schedule 1 hereto.

5.3                               Neither the Company nor the holders of Ordinary Shares shall have the unilateral right to call or redeem or cause to have called or redeemed any Ordinary Shares.

5.4                               Each holder of Ordinary Shares shall have the right to one vote for each such Share, and shall be entitled to receive notice of any shareholders’ meeting in accordance with the Articles, and shall be entitled to vote upon such matters and in such manner as may be provided by the Statute; provided, however, that except as otherwise required by law, no holder of Ordinary Shares, as such, shall be entitled to vote on any amendment to the Articles that relates solely to the terms of one or more outstanding series of Preference Shares if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Articles or pursuant to applicable law.

6                                         Register of Members

6.1                               The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

6.2                               The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute.  The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

7                                         Closing Register of Members or Fixing Record Date

7.1                               For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

7.2                               In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

7.3                               If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members.  When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

8                                         Certificates for Shares

8.1                               A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine.  Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process.  All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate.  All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

8.2                               The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

8.3                               If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

8.4                               Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

9                                         Transfer of Shares

9.1                               Subject to Articles 10, 11, 12 and 13 and Schedule 1 hereto, Shares are transferable subject to the approval of the Directors by resolution who may, in their absolute discretion, decline to register any transfer of Shares without giving any reason.  If the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal.

9.2                               The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

9.3                               The Company shall not, without the approval of holders of Ordinary Shares holding at least two-thirds (2/3) of the sum of the number of outstanding Ordinary Shares then held by all holders of Ordinary Shares which were issued upon conversion of Preference Shares plus the number of Ordinary Shares issuable upon conversion of all outstanding Preference Shares then held by all holders of Ordinary Shares:  (i) permit any transfer of any Ordinary Shares which shall have been sold in violation of any of the provisions set forth herein or (ii) treat as the owner of such Ordinary Shares, or accord the right to vote as an owner or pay dividends to any transferee to whom such Ordinary Shares shall have been sold in violation of any of the provisions herein.

10                                  Right of First Refusal

10.1                        Subject to Article 12, in the event that the Founder proposes to sell any Shares, the Founder shall give the Company and each ROFR Holder a written notice not later than sixty (60) days prior to the consummation of such proposed sale (the “Notice”) of the price, terms and conditions of the proposed sale, including the identity of the proposed purchaser of such Shares and a copy of any written proposal, term sheet, letter of intent or other agreement relating to the proposed sale.  The Company shall have twenty (20) days from the date of the Notice to agree to repurchase all or any portion of such Shares, for the price and upon the terms and conditions specified in the Notice, by giving written notice to the Founder stating therein the quantity of such Shares to be repurchased.

10.2                        If the Company does not exercise its right of first refusal with respect to all of the Shares that the Founder proposed to sell in the Notice, each ROFR Holder shall have twenty (20) days from the date of the Notice to agree to purchase all of such ROFR First Refusal Pro Rata Share of such Shares, for the price and upon the terms and conditions specified in the Notice, by giving written notice to the Founder stating therein the quantity of such Shares to be purchased.  If any ROFR Holder fails to agree to purchase its full First Refusal Pro Rata Share within such twenty (20) day period, the Founder selling such Shares will give the ROFR Holders who did so agree (the “Electing Holders”) notice (the “Second Notice”) of the number of Shares which were not subscribed for.  The Electing Holders shall have ten (10) days from the date of the Second Notice to agree to purchase their respective First Refusal Pro Rata Share of all or any part of the Shares not subscribed for by such other ROFR Holders by giving written notice to the Founder.  For purposes of the second election under this Article 10.2, securities held by ROFR Holders other than Electing Holders shall be excluded from Article 1 for the purpose of calculating an Electing Holder’s “First Refusal Pro Rata Share.”  In the event any ROFR Holder timely elects to acquire any of the Shares proposed to be sold by the Founder as specified in the Notice, settlement thereof shall be made in cash within thirty-five (35) days after the date of the Notice; provided that if the terms of payment set forth in the Notice are other than cash against delivery, such ROFR Holder shall pay for such Shares on the same terms and conditions set forth in the Notice.

10.3                        Subject to the provisions of Article 11, in the event that ROFR Holders fail to exercise in full the right of first refusal within said twenty (20) day period plus the ten (10) day period specified above (collectively, the “Notice Period”), the Founder shall have sixty (60) days thereafter to sell the Shares not elected to be purchased at the price and upon the terms and conditions no more favourable to the purchasers of such Shares than specified in the Notice.  In the event a Founder has not sold the Shares within said sixty (60) day period, the Founder shall not thereafter sell any Shares without first offering such Shares to the Company and the ROFR Holders in the manner provided in this Article 10.

11                                  Co-Sale Right

11.1                        Notwithstanding anything to the contrary set forth in Article 10.3 and subject to Article 12, the Founder may not sell any Shares which have not been elected to be purchased by the Company or the ROFR Holders pursuant to Article 10 until each of the ROFR Holders shall have been given the opportunity, exercisable within twenty (20) days from the date of the Notice, to sell to the proposed purchaser or purchasers, upon the same terms and conditions offered to the Founder, up to such ROFR Holder’s Co-Sale Pro Rata Share of the Shares proposed to be sold.  To the extent one or more ROFR Holders exercise such co-sale right in accordance with the terms and conditions of this Article 11, the number of Shares that the Founder may sell pursuant to the Notice shall be correspondingly reduced.

11.2                        ROFR Holders who fail to notify the Founder within twenty (20) days after the Notice shall be deemed to have waived their rights under this Article 11.  Any sale made pursuant to this Article 11 shall be consummated within sixty (60) days of the end of the Notice Period and shall be conditioned upon the agreement of the proposed purchaser or purchasers that such proposed purchaser or purchasers will purchase from each ROFR Holder timely electing to participate in such sale pursuant to this Article 11, such ROFR Holder’s Co-Sale Pro Rata Share of the Shares proposed to be sold.

11.3                        Each ROFR Holder shall effect its participation in the sale by delivering to the Founder for transfer to the prospective purchaser, no later than fifteen (15) days after such ROFR Holder’s exercise of his, her or its rights under this Article 11, duly executed instrument(s) of transfer and one or more certificates, which represent:

(i)                                     the number of Ordinary Shares which such ROFR Holder elects to sell; or

(ii)                                  that number of Preference Shares that is at such time convertible into the number of Ordinary Shares that such ROFR Holder elects to sell; provided, however, that if the prospective purchaser objects to the sale of Preference Shares in lieu of Ordinary Shares, such ROFR Holder shall convert such Preference Shares into Ordinary Shares and sell Ordinary Shares as provided above.  The Company shall make any such conversion concurrent with and contingent upon the actual sale of such shares to the proposed purchaser (and to make entries in its register of members accordingly).

11.4                        The duly executed instrument(s) of transfer and share certificate or certificates that the ROFR Holder delivers to the Founder pursuant to Article 11.3 shall be transferred to the prospective purchaser upon consummation of the sale of the Shares pursuant to the terms and conditions specified in the Notice, and the Founder shall concurrently therewith remit to such ROFR Holder that portion of the sale proceeds to which such ROFR Holder is entitled by reason of its participation in such sale.  To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase shares or other securities from a ROFR Holder exercising its rights of co-sale hereunder, the Founder shall not sell to such prospective purchaser or purchasers any Shares unless and until, simultaneously with such sale, the Founder shall purchase such shares or other securities from such ROFR Holder on the same terms and conditions (including the proposed purchase price) as set forth in the Notice.

12                                  Exempt Transfers

12.1                        The restrictions set forth in Articles 10 and 11 shall not apply in the following cases:

(a)                                 The Founder may sell any Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company;

(b)                                 The Founder may sell or transfer any Shares in connection with the consolidation or merger of the Company with or into any other business entity pursuant to which shareholders of the Company prior to such consolidation or merger hold less than 50% of the voting equity of the surviving or resulting entity;

(c)                                  The Founder may transfer without consideration any Shares to its partners or other equity holders; and

(d)                                 The Founder may transfer without consideration any Shares for bona fide estate planning purposes;

provided that in the case of Article 12.1(c) above, the Founder shall deliver prior written notice to the ROFR Holders of such transfer.

13                                  Prohibited Transfers

13.1                        In the event the Founder should sell any Shares in contravention of Article 11 (a “Prohibited Transfer”), the ROFR Holders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Founder shall be bound by the applicable provisions of such put option.

13.2                        In the event of a Prohibited Transfer, each ROFR Holder shall have the right to sell to the Founder, and the Founder shall be obligated to purchase from such ROFR Holder, the number of Ordinary Shares equal to the number of Shares such ROFR Holder would have been entitled to transfer to the purchaser in the Prohibited Transfer under Article 11 hereof.  Such sale shall be made on the following terms and conditions:

(a)                                 the price per share at which the shares are to be sold to the Founder shall be equal to the price per share paid to the Founder in the Prohibited Transfer.

(b)                                 within ninety (90) days after the later of the dates on which a ROFR Holder (i) receives notice of the Prohibited Transfer or (ii) otherwise becomes aware of the Prohibited Transfer, each ROFR Holder shall, if exercising the put option created hereby, deliver to the Founder duly executed instrument(s) of transfer and the certificate or certificates representing that number of Ordinary Shares to be sold, or, at the ROFR Holder’s option, a certificate or certificates representing that number of Preference Shares that is at such time convertible into the number of Ordinary Shares to be sold.

(c)                                  the Founder shall, upon receipt of the duly executed instrument(s) of transfer and certificate or certificates for the shares to be sold by a ROFR Holder pursuant to this Article 13.2, pay the aggregate purchase price therefor, as specified in Article 13.2(a), in cash or by other means acceptable to the ROFR Holder.  The Founder shall also reimburse the ROFR Holder for any and all reasonable fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise of such ROFR Holder’s rights hereunder.

14                                  Redemption, Repurchase and Surrender of Shares

14.1                        Subject to the provisions of the Statute and Schedule 1 hereto the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of the Shares. Neither the Company nor any holders of Ordinary Shares shall have the unilateral right to call or redeem or cause to have called or redeemed any Ordinary Shares.

14.2                        Subject to the provisions of the Statute and Schedule 1 hereto, the Company may purchase its own Shares in such manner and on such other terms as the Directors may agree with the relevant Member.

14.3                        The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

14.4                        The Directors may accept the surrender for no consideration of any fully paid Share.

15                                  Treasury Shares

15.1                        The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

15.2                        The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

16                                  Variation of Rights of Shares

16.1                        Subject to Section 6.1(a) of Schedule 1 hereto, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class.  To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

16.2                        For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

16.3                        The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

17                                  Commission on Sale of Shares

Subject to Articles 10, 11, 12 and 13, the Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares.  The Company may also on any issue of Shares pay such brokerage as may be lawful.

18                                  Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

19                                  Lien on Shares

19.1                        The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article.  The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon.  The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

19.2                        The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

19.3                        To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser.  The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

19.4                        The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

20                                  Call on Shares

20.1                        Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares.  A call may be revoked or postponed, in whole or in part, as the Directors may determine.  A call may be required to be paid by instalments.  A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

20.2                        A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

20.3                        The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

20.4                        If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

20.5                        An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

20.6                        The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

20.7                        The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

20.8                        No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

21                                  Forfeiture of Shares

21.1                        If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment.  The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

21.2                        If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors.  Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

21.3                        A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit.  Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

21.4                        A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

21.5                        A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share.  The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

21.6                        The provisions of the Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

22                                  Transmission of Shares

22.1                        If a Member dies the survivor or survivors (where he was a joint holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares.  The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

22.2                        Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

22.3                        A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

23                                  Amendments of Memorandum and Articles of Association and Alteration of Capital

23.1                        Subject to Schedule 1 hereto, the Company may by Ordinary Resolution:

(a)                                 increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)                                 consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)                                  convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)                                 by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)                                  cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

23.2                        All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

23.3                        Subject to Schedule 1 hereto, the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)                                 change its name;

(b)                                 alter or add to the Articles;

(c)                                  alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)                                 reduce its share capital or any capital redemption reserve fund.

24                                  Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

25                                  General Meetings

25.1                        All general meetings other than annual general meetings shall be called extraordinary general meetings.

25.2                        The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it.  Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning.  At these meetings the report of the Directors (if any) shall be presented.

25.3                        The Directors may call general meetings, and they shall on a Members’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

25.4                        A Members’ requisition is a requisition of Members holding at the date of deposit of the requisition not less than ten per cent in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

25.5                        The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

25.6                        If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

25.7                        A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

26                                  Notice of General Meetings

26.1                        At least five clear days’ notice shall be given of any general meeting.  Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)                                 in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)                                 in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than two thirds in par value of the Shares giving that right.

26.2                        The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

27                                  Proceedings at General Meetings

27.1                        No business shall be transacted at any general meeting unless a quorum is present. Two Members being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum unless the Company has only one Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by its duly authorised representative or proxy.

27.2                        A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other.  Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

27.3                        A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

27.4                        If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

27.5                        The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

27.6                        If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

27.7                        The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

27.8                        When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

27.9                        A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairman demands a poll, or any other Member or Members collectively present in person or by proxy (or in the case of a corporation or other non-natural person, by its duly authorised representative or proxy) and holding at least ten per cent. in par value of the Shares giving a right to attend and vote at the meeting demand a poll.

27.10                 Unless a poll is duly demanded and the demand is not withdrawn a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

27.11                 The demand for a poll may be withdrawn.

27.12                 Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

27.13                 A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

27.14                 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a second or casting vote.

28                                  Votes of Members

28.1                        Subject to any rights or restrictions attached to any Shares including the provisions of Schedule 1 hereto, on a show of hands every Member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or by proxy, shall have one vote and on a poll every Member present in any such manner shall have one vote for every Share of which he is the holder.

28.2                        In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

28.3                        A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

28.4                        No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

28.5                        No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid.  Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

28.6                        On a poll or on a show of hands votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands and shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

28.7                        On a poll, a Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

29                                  Proxies

29.1                        The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non-natural person, under the hand of its duly authorised representative.  A proxy need not be a Member.

29.2                        The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited.  In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

29.3                        The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited.  An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

29.4                        The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.  An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

29.5                        Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

30                                  Corporate Members

Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

31                                  Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

32                                  Directors

There shall be a board of Directors consisting of up to nine persons (exclusive of alternate Directors) provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.

33                                  Powers of Directors

33.1                        Subject to the provisions of the Statute, the Memorandum and the Articles (including Schedule 1 hereto) and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company.  No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given.  A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

33.2                        All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

33.3                        The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

33.4                        The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

34                                  Appointment and Removal of Directors

34.1                        Subject to the provisions of Schedule 1 hereto, the Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

34.2                        Subject to the provisions of Schedule 1 hereto, the Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

35                                  Vacation of Office of Director

The office of a Director shall be vacated if:

(a)                                 the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)                                 the Director absents himself (for the avoidance of doubt, without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)                                  the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)                                 the Director is found to be or becomes of unsound mind; or

(e)                                  all of the other Directors (being not less than two in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

36                                  Proceedings of Directors

36.1                        The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two if there are two or more Directors, and shall be one if there is only one Director.  A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum.  A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum.

36.2                        Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit.  Questions arising at any meeting shall be decided by a majority of votes.  In the case of an equality of votes, the chairman shall have a second or casting vote.  A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote. Each Director shall have one (1) vote, except that William Xiao-Qing Huang shall have five (5) votes.

36.3                        A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting.  Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

36.4                        The board of Directors shall meet at least four (4) times per year, unless otherwise approved by a majority of the non-employee members of the board of Directors, including at least one (1) Director elected by the holders of the Preference Shares pursuant to Section 5.2 of Schedule 1 hereto.

36.5                        A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution (an alternate Director being entitled to sign such a resolution on behalf of his appointor and if such alternate Director is also a Director, being entitled to sign such resolution both on behalf of his appointer and in his capacity as a Director) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

36.6                        A Director or alternate Director may, or other officer of the Company on the direction of a Director or alternate Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

36.7                        The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

36.8                        The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

36.9                        All acts done by any meeting of the Directors or of a committee of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

36.10                 A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him.  The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

37                                  Observer Right

37.1                        As long as entities controlling, controlled by or under common control with SoftBank Group Capital Limited (formerly known as SoftBank Group International Limited) (“SoftBank”) own not less than fifty percent (50%) of the aggregate number of Series Seed Preference Shares or Ordinary Shares issued upon conversion and no representative of SoftBank is then currently serving on the board of Directors of the Company, the Company shall invite a representative of SoftBank to attend all meetings of the Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and all other materials that it provides to the Directors; provided, however, that such representative holds in confidence and trust all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.  SoftBank agrees, and shall cause its representative to, keep confidential and not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Article 37.1, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Article 37.1 by SoftBank or its representative), (b) is or has been independently developed or conceived by SoftBank without use of the Company’s confidential information, or (c) is or has been made known or disclosed to SoftBank or its representative by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that SoftBank may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any existing partner, member, stockholder, or wholly owned subsidiary of SoftBank in the ordinary course of business, provided that SoftBank informs such recipient that such information is confidential and directs such recipient to maintain the confidentiality of such information; or (iii) as may otherwise be required by law, provided that SoftBank promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

38                                  Reserved

39                                  Directors’ Interests

39.1                        A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

39.2                        A Director or alternate Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

39.3                        A Director or alternate Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

39.4                        No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relationship thereby established.  A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

39.5                        A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

40                                  Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors or alternate Directors present at each meeting.

41                                  Delegation of Directors’ Powers

41.1                        The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers, authorities and discretions as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director.  Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors.  Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

41.2                        The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies.  Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors.  Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

41.3                        The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

41.4                        The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

41.5                        The Directors may appoint such officers of the Company (including, for the avoidance of doubt and without limitation, any secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit.  Unless otherwise specified in the terms of his appointment an officer of the Company may be removed by resolution of the Directors or Members. An officer of the Company may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

42                                  Alternate Directors

42.1                        Any Director (but not an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

42.2                        An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, to sign any written resolution of the Directors, and generally to perform all the functions of his appointor as a Director in his absence.

42.3                        An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

42.4                        Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

42.5                        Subject to the provisions of the Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

43                                  No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

44                                  Remuneration of Directors

44.1                        The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine.  The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

44.2                        The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director.  Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

45                                  Seal

45.1                        The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors.  Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer of the Company or other person appointed by the Directors for the purpose.

45.2                        The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

45.3                        A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

46                                  Dividends, Distributions and Reserve

46.1                        Subject to the Statute and Section 1 of Schedule 1 hereto and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor.  A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

46.2                        Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

46.3                        The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

46.4                        The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

46.5                        Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

46.6                        The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

46.7                        Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct.  Every such cheque or warrant shall be made payable to the order of the person to whom it is sent.  Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

46.8                        No Dividend or other distribution shall bear interest against the Company.

46.9                        Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member.  Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

47                                  Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid.  In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).  The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

48                                  Books of Account

48.1                        The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company.  Such books of account must be retained for a minimum period of five years from the date on which they are prepared.  Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

48.2                        The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

48.3                        The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

49                                  Audit

49.1                        The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

49.2                        Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

49.3                        Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

50                                  Notices

50.1                        Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member).  Any notice, if posted from one country to another, is to be sent by airmail.

50.2                        Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier.  Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted.  Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted.  Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

50.3                        A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

50.4                        Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

51                                  Winding Up

51.1                        Subject to Section 2 of Schedule 1 hereto, if the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)                                 if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)                                 if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

51.2                        If the Company shall be wound up the liquidator may, subject to Section 2 of Schedule 1 hereto and the rights attaching to any Shares and with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

52                                  Indemnity and Insurance

52.1                        Every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default.  No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person.  No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

52.2                        The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought.  In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article.  If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

52.3                        The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

53                                  Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

54                                  Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

55                                  Mergers and Consolidations

Subject to the provisions of Schedule 1 hereto, the Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the Directors may determine.

Schedule 1

1.                                      Dividend Provisions

1.1                               The holders of Series A Preference Shares and Series A+ Preference Shares shall be entitled to receive Dividends, on a pari passu basis, out of any assets legally available therefor, prior and in preference to any declaration or payment of any Dividend (payable other than in Shares or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional Shares of the Company) on any other Shares of the Company, at the rate of $0.1137 per share per annum for the Series A Preference Shares (as adjusted for any shares splits, shares Dividends, combinations, recapitalizations or the like (collectively, “Recapitalizations”)) and $0.1193 per share per annum for the Series A+ Preference Shares (as adjusted for any Recapitalizations), payable when, as, and if declared by the Directors.  Such Dividends shall not be cumulative.  Any partial payment shall be made rateably among the holders of Series A Preference Shares and Series A+ Preference Shares in proportion to the payment each such holder would receive if the full amount of such Dividends were paid.

1.2                               After the payment in full of the dividend distributable and payable to the holders of Series A Preference Shares and Series A+ Preference Shares, the holders of Series Seed Preference Shares and Series Seed-1 Preference Shares shall be entitled to receive Dividends, on a pari passu basis, out of any assets legally available therefor, prior and in preference to any declaration or payment of any Dividend (payable other than in Shares or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional Shares of the Company) on any Ordinary Shares of the Company, at the rate of $0.0389 per share per annum for the Series Seed Preference Shares (as adjusted for any Recapitalizations) and $0.0272 per share per annum for the Series Seed-1 Preference Shares (as adjusted for any Recapitalizations), payable when, as, and if declared by the Directors.  Such Dividends shall not be cumulative.  Any partial payment shall be made rateably among the holders of Series Seed Preference Shares and Series Seed-1 Preference Shares in proportion to the payment each such holder would receive if the full amount of such Dividends were paid.

1.3                               After payment of the full amount of any Dividends pursuant to Sections 1.1 and 1.2 above, any additional Dividends shall be distributed among all holders of Shares in proportion to the number of Ordinary Shares which would be held by each such holder if all series of Preference Shares were converted to Ordinary Shares at the then effective conversion rate for each such series of Preference Shares.

2.                                      Winding Up Preference

2.1                               In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A Preference Shares and the holders of Series A+ Preference Shares shall be entitled to receive, on a pari passu basis, prior and in preference to any distribution of any of the assets of the Company to the holders of any other Shares by reason of their ownership thereof, (i) for the Series A Preference Shares, an amount per share equal to the sum of (A) US$1.42201 (the “Original Series A Issue Price”) for each outstanding share of Series A Preference Shares and (B) an amount equal to all declared but unpaid Dividends on such share pursuant to Section 1.1 (subject to adjustment for Recapitalizations) and (ii) for the Series A+ Preference Shares, an amount per share equal to the sum of (A) US$1.49136 (the “Original Series A+ Issue Price”) for each outstanding share of Series A+ Preference Shares and (B) an amount equal to all declared but unpaid Dividends on such share pursuant to Section 1.1 (subject to adjustment for Recapitalizations).  If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preference Shares and Series A+ Preference Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution to shareholders shall be distributed rateably among the holders of the Series A Preference Shares and Series A+ Preference Shares in proportion to the full preferential amount each such holder is otherwise entitled to receive under this Section 2.1.

2.2                               Upon completion of the distributions of the full amount required by Section 2.1 above, In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series Seed Preference Shares and the holders of Series Seed-1 Preference Shares shall be entitled to receive, on a pari passu basis, prior and in preference to any distribution of any of the assets of the Company to the holders of Ordinary Shares by reason of their ownership thereof, (i) for the Series Seed Preference Shares, an amount per share equal to the sum of (A) US$0.4866 (the “Original Series Seed Issue Price”) for each outstanding share of Series Seed Preference Shares and (B) an amount equal to all declared but unpaid Dividends on such share pursuant to Section 1.2 (subject to adjustment for Recapitalizations) and (ii) for the Series Seed-1 Preference Shares, an amount per share equal to the sum of (A) US$0.3406 (the “Original Series Seed-1 Issue Price”) for each outstanding share of Series Seed-1 Preference Shares and (B) an amount equal to all declared but unpaid Dividends on such share pursuant to Section 1.2 (subject to adjustment for Recapitalizations) (the Original Series Seed Issue Price, Original Series Seed-1 Issue Price, Original Series A Issue Price and Original Series A+ Issue Price, collectively, the “Original Issue Price”).  If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series Seed Preference Shares and Series Seed-1 Preference Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution to shareholders shall be distributed rateably among the holders of the Series Seed Preference Shares and the holders of Series Seed-1 Preference Shares in proportion to the full preferential amount each such holder is otherwise entitled to receive under this Section 2.2.

2.3                               Upon completion of the distributions of the full amount required by Section 2.1 and Section 2.2 above, all of the remaining assets of the Company available for distribution to shareholders shall be distributed among the holders of Ordinary Shares pro rata based on the number of Ordinary Shares held by each.

2.4                               (a)                                 For purposes of this Section 2, a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, or to include (unless the holders of at least seventy percent (70%) of the then outstanding Preference Shares voting together as a single class on an as converted basis shall determine otherwise), (i) the acquisition of the Company by another entity by means of any reorganization, merger or consolidation (but excluding any reorganization, merger or consolidation effected exclusively for the purpose of changing the domicile of the Company), or any transaction or series of related transactions in which the Company’s shareholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions (by virtue of securities issued in such transaction or series of related transactions) fail to hold at least 50% of the voting power of the resulting or surviving corporation following such transaction or series of related transactions; (ii) a sale of all or substantially all of the assets of the Company; or (iii) the grant of an exclusive license to all or substantially all of the Company’s intellectual property that is used to generate all or substantially all of the Company’s revenues.

2

(b)                                 In any of the events in Section 2.4(a) occur, if the consideration received by the Company is other than cash, its value will be deemed its fair market value as determined in good faith by the Directors of the Company.  Any securities shall be valued as follows:

(i)                                     The value of securities not subject to investment letter or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be:

(1)                                 if traded on a securities exchange or through the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period (or portion thereof) ending three (3) days prior to the closing;

(2)                                 if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period (or portion thereof) ending three (3) days prior to the closing; and

(3)                                 if there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Directors of the Company and the holders of at least at least seventy percent (70%) of the then outstanding Preference Shares voting together as a single class on an as converted basis.

(ii)                                  The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the value determined as above in Section 2.4(b)(i) to reflect the approximate fair market value thereof, as mutually determined by the board of Directors the Company and the holders of at least at least seventy percent (70%) of the then outstanding Preference Shares voting together as a single class on an as converted basis.

(c)                                  In the event the requirements of this Section 2.4 are not complied with, the Company shall forthwith either:

(A)                               cause such closing to be postponed until such time as the requirements of this Section 2.4 have been complied with; or

(B)                               cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preference Shares shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 2.4(e) hereof.

(d)                                 In the event of a liquidation, dissolution or winding up of the Company each Preference Shareholder shall be entitled to receive, for each share of Preference Shares then held of record by such holder, out of the proceeds of such liquidation, dissolution or winding up of the Company, the greater of (i) the amount of cash, securities or other property which such holder would be entitled to receive in such liquidation, dissolution or winding up of the Company pursuant to Sections 2.1, 2.2 or 2.3 above, or (ii) the amount of cash, securities or other property which such holder would be entitled to receive in such liquidation, dissolution or winding up of the Company with respect to such shares if such shares had been converted to Ordinary Shares immediately prior to such liquidation, dissolution or winding up of the Company.

3

(e)                                  The Company shall give each holder of record of Preference Shares written notice of such impending transaction not later than twenty (20) days prior to the shareholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction.  The first of such notices shall describe the material terms and conditions of the impending transaction, and the Company shall thereafter give such holders prompt notice of any material changes.  The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preference Shares that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding such Preference Shares.

3.                                      Redemption.

3.1                               Neither the Company nor the holders of Preference Shares shall have the unilateral right to call or redeem or cause to have called or redeemed any Preference Shares.

4.                                      Conversion.

4.1                               The holders of the Preference Shares shall have conversion rights as follows (the “Conversion Rights”):

(a)                                 Right to Convert.  Each Preference Shares shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such shares, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the applicable Original Issue Price for each such series of Preference Shares by the conversion price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.  The initial conversion price per share for Series Seed Preference Shares shall be the Original Series Seed Issue Price, the initial Conversion Price per share for Series Seed-1 Preference Shares shall be the Original Series Seed-1 Issue Price, the initial Conversion Price per share for Series A Preference Shares shall be the Original Series A Issue Price and the initial Conversion Price per share for Series A+ Preference Shares shall be the Original Series A+ Issue Price (each, the “Conversion Price”); provided, however, that the Conversion Prices for the Preference Shares shall be subject to adjustment as set forth in Section 4.1(d)

(b)                                 Automatic Conversion.  Each Preference Shares shall automatically be converted into Ordinary Shares at the applicable Conversion Price at the time in effect for such series of Preference Shares immediately upon the earlier of (i) except as provided in Section 4.1(c), the Company’s sale of its Ordinary Shares in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Act”), the public offering price of which is not less than two (2) times the Original Series A+ Issue Price (as adjusted for any shares splits, shares Dividends, recapitalizations or the like) and US$30,000,000 in the aggregate (before deduction of underwriting discounts and commissions) or (ii) the date specified by vote or written resolutions of the holders of at least seventy percent (70%) of the then outstanding Preference Shares voting together as a single class with voting power determined as provided in Section 5 below.

4

(c)                                  Mechanics of Conversion.  Before any holder of Preference Shares shall be entitled to convert the same into Ordinary Shares, he, she or it shall surrender the certificate or certificates therefor, at the office of the Company or of any transfer agent for the Preference Shares, and shall give written notice to the Company at its principal registered office with a copy to its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares are to be issued.  The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preference Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid.  Such conversion shall be deemed to have been made immediately prior to the close of business on (i) the date of such surrender of the Preference Shares to be converted or (ii) if applicable, the date of automatic conversion specified in Section 4.1(b) above, and the Register of Members shall be updated accordingly and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date.  If the conversion is in connection with an underwritten offering of securities registered pursuant to the Act, the conversion may, at the option of any holder tendering Preference Shares for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Ordinary Shares upon conversion of the Preference Shares shall not be deemed to have converted such Preference Shares until immediately prior to the closing of such sale of securities. The Company may effect the conversion of Preference Shares in any manner not prohibited by the Statute, including by way of re-designation or redeeming or repurchasing the relevant Preference Shares and issuing the relevant number of Ordinary Shares resulting from such conversion.

5

(d)                                 Conversion Price Adjustments of Preference Shares.  The Conversion Prices of the Preference Shares shall be subject to adjustment from time to time as follows:

(i)                                     (A)                               If the Company shall issue, after the date upon which any Series A+ Preference Shares were first issued (the “Purchase Date”), any Additional Shares (as defined below) without consideration or for a consideration per share less than the Conversion Price for a particular series of Preference Shares in effect immediately prior to the issuance of such Additional Shares, the Conversion Price for such series of Preference Shares in effect immediately prior to each such issuance shall (except as otherwise provided in this Section 4.1(d)(i)) be adjusted concurrently with such issuance to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding and deemed issued pursuant to Section 4.1(d)(i)(E) immediately prior to such issuance plus the number of Ordinary Shares that the aggregate consideration received by the Company for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of Ordinary Shares outstanding and deemed issued pursuant to Section 4.1(d)(i)(E) immediately prior to such issuance plus the number of such Additional Shares.

(B)                               No adjustment of the Conversion Price for any series of Preference Shares shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward.  Except to the limited extent provided for in Section 4.1(d)(i)(E)(3) and Section 4.1(d)(i)(E)(4), no adjustment of such Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C)                               In the case of the issuance of Additional Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(D)                               In the case of the issuance of the Additional Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Directors irrespective of any accounting treatment.

(E)                                In the case of the issuance (whether before, on or after the Purchase Date) of options to purchase or rights to subscribe for Ordinary Shares, securities by their terms convertible into or exchangeable for Ordinary Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of these Sections 4(d)(i) and 4(d)(ii):

(1)                                 The aggregate maximum number of Ordinary Shares deliverable upon exercise of such options to purchase or rights to subscribe for Ordinary Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4.1(d)(i)(C) and 4.1(d)(i)(D), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Ordinary Shares covered thereby.

(2)                                 The aggregate maximum number of Ordinary Shares deliverable upon conversion of, or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued Dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4.1(d)(i)(C) and 4.1(d)(i)(D).

6

(3)                                 In the event of any change in the number of Ordinary Shares deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price of each series of Preference Shares, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Ordinary Shares or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4)                                 Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of each series of Preference Shares, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Ordinary Shares (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5)                                 The number of Ordinary Shares deemed issued and the consideration deemed paid therefor pursuant Sections 4.1(d)(i)(E)(1) and 4.1(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Sections 4.1(d)(i)(E)(3) and 4.1(d)(i)(E)(4)

(F)                                 In the event that the number of Additional Shares or the aggregate consideration received by the Company in connection with the issuance of any Additional Shares cannot be ascertained at the time of issuance, such Additional Shares shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the aggregate consideration, as applicable, ascertainable.

7

(ii)                                  “Additional Shares” shall mean any Ordinary Shares issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by the Company after the applicable Purchase Date other than:

(A)                               Ordinary Shares issued pursuant to a transaction described in Section 4.1(d)(iii) hereof;

(B)                               Ordinary Shares issued or deemed issued to employees or consultants pursuant to a shares incentive plan, agreement or arrangement approved by the Directors of the Company, including at least one (1) Director elected by the holders of the Preference Shares pursuant to Section 5.2 of Schedule 1;

(C)                               Ordinary Shares issued or issuable (I) in a bona fide, firmly underwritten public offering under the Act before which or in connection with which all outstanding Preference Shares will be automatically converted to Ordinary Shares, or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering;

(D)                               Ordinary Shares issued upon conversion of any of the Company’s Preference Shares;

(E)                                Ordinary Shares issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the Purchase Date or subsequently issued after the Purchase Date in accordance with this Section 4(d)(ii);

(F)                                 Ordinary Shares issued or issuable in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of shares or otherwise, each as approved by the Director of Company, including at least one (1) Director elected by the holders of the Preference Shares pursuant to Section 5.2 of Schedule 1;

(G)                               Ordinary Shares issued or issuable to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions, provided such issuances are for other than primarily equity financing purposes, each as approved by the Directors the Company including the Director elected by the holders of the Preference Shares pursuant to Section 5.2 of Schedule 1;

(H)                              Ordinary Shares issued or issuable to suppliers or third party service providers in connection with the provision of goods or services, each as approved by the Directors of the Company, including at least one (1) Director elected by the holders of the Preference Shares pursuant to Section 5.2 of Schedule 1;

8

(I)                                   Ordinary Shares issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships, each as approved by the Directors of the Company, including at least one (1) Director elected by the holders of the Preference Shares pursuant to Section 5.2 of Schedule 1; and

(J)                                   Ordinary Shares issued or issuable in connection with any transaction where such securities so issued are excepted from the definition “Additional Shares” by the affirmative vote of at least seventy percent (70%) of the then outstanding Preference Shares voting together as a single class on an as converted basis.

(iii)                               In the event the Company should at any time or from time to time after the applicable Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding Ordinary Shares or the determination of holders of Ordinary Shares entitled to receive a Dividend or other distribution payable in additional Ordinary Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Ordinary Shares (hereinafter referred to as “Ordinary Shares Equivalents”) without payment of any consideration by such holder for the additional Ordinary Shares or the Ordinary Shares Equivalents (including the additional Ordinary Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such Dividend distribution, split or subdivision if no record date is fixed), the Conversion Prices of each series of Preference Shares shall be appropriately decreased so that the number of Ordinary Shares issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of Ordinary Shares outstanding and those issuable with respect to such Ordinary Shares Equivalents.

(iv)                              If the number of Ordinary Shares outstanding at any time after the applicable Purchase Date is decreased by a combination of the outstanding Ordinary Shares, then, following the record date of such combination, the Conversion Prices for each series of Preference Shares shall be appropriately increased so that the number of Ordinary Shares issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e)                                  Other Distributions.  In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash Dividends) or options or rights not referred to in Section 4(d)(iii), then, in each such case for the purpose of this Section 4.1(e), the holders of each series of Preference Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Ordinary Shares of the Company into which their such series of Preference Shares are convertible as of the record date fixed for the determination of the holders of Ordinary Shares of the Company entitled to receive such distribution.

(f)                                   Recapitalizations.  If at any time or from time to time there shall be a Recapitalization of the Ordinary Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Section 2 or this Section 4 provision shall be made so that the holders of each series of the Preference Shares shall thereafter be entitled to receive upon conversion of such series of Preference Shares the number of shares or other securities or property of the Company or otherwise, to which a holder of the number of Ordinary Shares deliverable upon conversion of the Preference Shares held by such holder would have been entitled on such recapitalization.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.1 with respect to the rights of the holders of each series of Preference Shares after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of each such series of Preference Shares) shall be applicable after that event as nearly equivalent as may be practicable.

9

(g)                                  No Impairment.  The Company will not, by amendment of the Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preference Shares against impairment.

(h)                                 No Fractional Shares and Certificate as to Adjustments,

(i)                                     No fractional shares shall be issued upon the conversion of any Preference Shares.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then fair market value of an Ordinary Shares as determined in good faith by the Directors.  The number of Ordinary Shares to be issued upon such conversion shall be determined on the basis of the total number of Preference Shares the holder is at the time converting into Ordinary Shares and the number of Ordinary Shares issuable upon such aggregate conversion.

(ii)                                  Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Preference Shares pursuant to this Section 4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preference Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of any holder of Preference Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preference Shares at the time in effect, and (C) the number of Ordinary Shares and the amount, if any, of other property that at the time would be received upon the conversion of a share of such series of Preference Shares.

(i)                                     Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any Dividend (other than a cash Dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preference Shares, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such Dividend, distribution or right, and the amount and character of such Dividend, distribution or right.

10

(j)                                    Reservation of Shares Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preference Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preference Shares; and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preference Shares, in addition to such other remedies as shall be available to the holder of such Preference Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles.

(k)                                 Notices.  Any notice required by the provisions of this Section 4 to be given to the holders of Preference Shares shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

5.                                      Voting Rights

5.1.                            General.  The holder of each share of Preference Shares shall have the right to one vote for each share of Ordinary Shares into which such share of Preference Shares could then be converted.  With respect to such vote and except as otherwise expressly provided herein or as required by applicable law, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Ordinary Shares, and shall be entitled, notwithstanding any provision hereof, to receive notice of any shareholders’ meeting in accordance with the Articles, and shall be entitled to vote, together with holders of Ordinary Shares as a single class, with respect to any matter upon which holders of Ordinary Shares have the right to vote.  Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which Preference Shares held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

5.2.                            Election of Directors.

(a)                                 So long as at least 4,000,000 Series A Preference Shares (subject to adjustment for Recapitalizations) remain outstanding, the holders of Series A Preference Shares shall be entitled, voting as a separate series, to jointly elect or appoint three (3) Directors of the Company at or pursuant to any meeting of the Company’s shareholders for the election or appointment of directors, or by means of a written consent signed by all holders of Series A Preference Shares, to remove from office such Director, to fill any vacancy caused by the resignation or death of such Director and to fill any vacancy (by unanimous consent if done in writing, or by majority vote otherwise) caused by the removal of such Director, and

11

(b)                                 So long as at least 4,000,000 Series Seed Preference Shares (subject to adjustment for Recapitalizations) remain outstanding, the holders of Series Seed Preference Shares shall be entitled, voting as a separate series, to elect or appoint three (3) Directors of the Company at or pursuant to any meeting of the Company’s shareholders for the election or appointment of directors, or by means of a written consent signed by all holders of Series Seed Preference Shares, to remove from office such Directors, to fill any vacancy caused by the resignation or death of such Directors and to fill any vacancy (by unanimous consent if done in writing, or by majority vote otherwise) caused by the removal of such Directors, and

(c)                                  the holders of Ordinary Shares shall be entitled, voting together in accordance with Section 5.1 hereof, to elect or appoint three (3) Directors of the Company at or pursuant to any meeting of the Company’s shareholders for the election or appointment of Directors, or by means of a written consent signed by all holders of Ordinary Shares, to remove from office such Directors, to fill any vacancy caused by the resignation or death of such Directors and to fill any vacancy (by unanimous consent if done in writing, or by majority vote otherwise) caused by the removal of any such Directors.

5.3.                            Any vacancy, including newly created directorships resulting from any increase in the authorized number of Directors, and vacancies created by removal or resignation of a Director, may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the Directors elected by the holders of a class or series of Shares, the holders of such class or series may override the Directors’ action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Company’s shareholders, or (ii) written consent, if the consenting shareholders hold a sufficient number of Shares to elect their designee at a meeting of the shareholders. Any Director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the class or series of Shares entitled to elect such Director or Directors, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of shareholders, and any vacancy thereby created may be filled by the holders of that class or series of shares represented at the meeting or pursuant to written consent.

6.                                      Protective Provisions

6.1.                            So long as any Preference Shares are outstanding, the Company shall not without first obtaining the approval (by vote or written consent) of the holders of at least seventy percent (70%) of the then outstanding Preference Shares, voting together as a single class with voting power determined as provided in Section 5:

(a)                                 alter or change, whether by merger, consolidation or otherwise, the rights, preferences, privileges or powers of, or the restrictions that provide for the benefit of, or the total authorized number of shares of, the Preference Shares;

(b)                                 authorize, designate or issue any equity security (other than the Preference Shares), including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series A+ Preference Shares with respect to Dividends, liquidation, voting or redemption; or

12

(c)                                  effect any transaction described in Section 2.4(a) in which the consideration payable to the holders of Series Seed Preference Shares (or Ordinary Shares issued upon conversion thereof) is less than US$2.4330 per share (subject to adjustment for Recapitalizations).

(d)                                 effect any transaction described in Section 2.4(a);

(e)                                  increase or decrease the authorized number of Directors of the Company;

(f)                                   declare or pay Dividends or make other distributions on the capital shares of the Company;

(g)                                  increase the aggregate number of Ordinary Shares reserved for issuance pursuant to shares incentive plans, unless approved by the Directors including at least one (1) Director elected by the holders of the Preference Shares pursuant to Section 5.2 of Schedule 1;

(h)                                 redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any Preference Shares or Ordinary Shares; provided, however, that this restriction shall not apply to the repurchase of Ordinary Shares from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment or other provision of services to the Company;

(i)                                     unless approved by the Directors including at least one (1) Director elected by the holders of the Preference Shares pursuant to Section 5.2 of Schedule 1, materially change the principal business of the Company from the business in which the Company is engaged on the date of filing of the Articles; or

(j)                                    incur any indebtedness in excess of US$2,000,000 other than trade debt incurred in the ordinary course of business.

7.                                      Status of Converted Shares

7.1.                            In the event any Preference Shares shall be converted pursuant to Section 4 above, the Preference Shares so converted shall be cancelled and shall not be issuable by the Company.

13